Exhibit 99.1

Company Contact:
Ronald W. Ristau
President and
Chief Financial Officer
(212) 884-2000

FINAL: For Release

Investor/Media Contact:
Integrated Corporate Relations
(203) 682-8200
Investor: Allison Malkin
Media: Kellie Baldyga

NEW YORK & COMPANY, INC. ANNOUNCES PARTICIPATION IN CONSUMER
CONFERENCES AND UPDATES OUTLOOK FOR FOURTH QUARTER 2007

New York, NY —January 14, 2008 — New York & Company, Inc. (NYSE: NWY) today announced that the Company will be participating at the Cowen and Company 6th Annual Consumer Conference and the 10th Annual ICR XChange Conference.

The Company indicated that it currently expects fourth quarter fiscal 2007 diluted earnings per share from continuing operations in the range of $0.15 - $0.19, as compared to its previous estimate of $0.23 - $0.32.  The Company also noted that comparable store sales for November and December, the nine week period ended January 5, 2008, were negative 3.5% and slightly below its previously issued guidance ranges.

The Cowen and Company 6th Annual Consumer Conference will be held at the Westin New York at Times Square on Tuesday, January 15, 2008 at 2:30 p.m. Eastern Standard Time.  The presentation for the 10th Annual ICR XChange is scheduled for Thursday, January 17, 2008 at 4:50 pm Eastern Standard Time at the St. Regis Monarch Beach Resort and Spa in Dana Point, California.  Richard P. Crystal,

Chairman and Chief Executive Officer and Ronald W. Ristau, President and Chief Financial Officer will host the presentations, which will also be webcast live at www.nyandcompany.com.

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “explore”, “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully and the possible lack of availability of suitable locations on acceptable terms; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends, develop new merchandise and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain, recruit and train key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials, distribution services or labor, including federal and state minimum wage rates; (x) our reliance on foreign sources of production, including the disruption of imports by labor disputes, political instability, legal and regulatory matters, duties, taxes, other charges and quotas on imports, local business practices, potential delays in shipping and related pricing impacts and political issues and fluctuation in currency and exchange rates; (xi) the potential impact of natural disasters and health concerns relating to outbreaks of widespread diseases, particularly on manufacturing operations of our vendors; (xii) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xiii) our ability to efficiently execute our exit strategy related to the JasmineSola business; (xiv) our ability to service any debt we incur from time to time as well as our ability to maintain the requirements that the agreements related to such debt impose upon us; (xv) the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; (xvi) our reliance on manufacturers to maintain ethical business practices; (xvii) our ability to protect our trademarks and other intellectual property rights; (xviii) our ability to maintain and our reliance on our information systems infrastructure; (xix) our dependence on the success of our brand; (xx) competition in our market, including promotional and pricing competition; (xxi) our reliance on the effective use of customer information; (xxii) the effects of government regulation; (xxiii) the control of our company by our sponsors; and (xxiv) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of New York & Company retail stores and online at www.nyandcompany.com. The Company currently operates 582 New York & Company retail stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.